UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K/A
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2015
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ZIONS BANCORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Utah (State or Other Jurisdiction of Incorporation)	001-12307 (Commission File Number)	87-0227400 (IRS Employer Identification No.)
One South Main, 15th Floor, Salt Lake City, Utah 84133 (Address of Principal Executive Office)
(801) 524-4787 (Registrant’s telephone number, including area code) N/A (Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 250.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This report (this “Amendment”) amends the current report on Form 8-K of Zions Bancorporation (“Zions” or the “Company”) filed with the Securities and Exchange Commission on March 5, 2015 (the “Original Filing”). This Amendment is being filed solely for the purpose of correcting certain typographical errors contained in Exhibit 99.1 to the Original Filing. The corrected version of the exhibit is attached as Exhibit 99.1 to this Amendment. Specifically, Exhibit 99.1 to this Amendment contains the correct figures for (i) “Non-Interest Income” of California Bank & Trust appearing under the table titled “Earnings Impact on Regulatory Capital September 30, 2014 through December 31, 2016 in the Supervisory Severely Adverse Stress scenario” and (ii) “Securities Gains/(Losses),” “DFAST Capital Actions/Dividends,” “Change in RWA/Other” and “2016.Q4” of California Bank & Trust appearing in the table in the section titled “Significant Drivers of Changes to the Projected Tier 1 Common Capital Ratio under the Supervisory Severely Adverse Scenario.”
The version of the 2015 Dodd-Frank Act Company-Run Capital Stress Test Disclosure that was posted to Zions’ website on March 5, 2015 did not contain any of the typographical errors included in the Original Filing.
ITEM 7.01    REGULATION FD DISCLOSURE
On March 5, 2015, Zions posted to its website its results of the 2015 Dodd-Frank Act Company-Run Capital Stress Test Disclosure.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

99.1	2015 Dodd-Frank Act Company-Run Capital Stress Test Disclosure (previously filed, revised to correct typographical errors)

signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Zions Bancorporation

Date: March 10, 2015	By: /s/ Thomas E. Laursen Thomas E. Laursen Executive Vice President and General Counsel